Northeast Bancorp
                               232 Center Street
                              Auburn, Maine 04210

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held November 12, 1997

      The Annual Meeting of Shareholders of Northeast Bancorp (the "Company") will be held on Wednesday, November 12, 1997, at 6:00 p.m., Eastern Time, at the Martindale Country Club, 527 Beech Hill Road, Auburn, Maine for the following purposes:

      1. To consider and act upon a proposal to amend the Articles of Incorporation of the Company to delete the requirement that directors be divided into three classes to serve a three-year term of office each;

      2.    To elect three directors;

      3. To ratify the appointment of Baker Newman & Noyes, Limited Liability Company as auditors for fiscal year 1998; and

      4. To transact such other business as may properly come before the meeting.

      Shareholders of record at the close of business on October 1, 1997 are entitled to notice of and to vote at the meeting.

      A copy of the Annual Report for the fiscal year ended June 30, 1997 is enclosed herewith.

                               By Order of the Board of Directors and President

                               Ariel Rose Gill
                               Clerk

October 9, 1997


                     IMPORTANT-Your Proxy Card is enclosed

      PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.



                               NORTHEAST BANCORP
                               232 Center Street
                              Auburn, Maine 04210
                                 (207) 777-6411

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                        to be held on November 12, 1997

      This Proxy Statement is furnished to shareholders of Northeast Bancorp (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, November 12, 1997 at 6:00 p.m., Eastern Time, at the Martindale Country Club, 527 Beech Hill Road, Auburn, Maine, and at any adjournments thereof.

      If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted "FOR" the nominees and proposals presented in the attached Notice of Annual Meeting of Shareholders. Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies on such matters as determined by a majority of the Board of Directors.

      The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Clerk of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

      The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

      It is anticipated that this Proxy Statement will be mailed to shareholders on or about October 9, 1997.

      The securities which can be voted at the Annual Meeting consist of shares of the common stock, the Series A Preferred Stock and the Series B Preferred Stock of the Company, with each share entitling its owner to one vote on all matters.

                           REQUIRED VOTE FOR MATTERS
                       TO BE ACTED UPON AT ANNUAL MEETING


      Under the Company's Articles of Incorporation, cumulative voting to elect directors is not authorized. The close of business on October 1, 1997 (the "Record Date") has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were approximately 400 record holders of the Company's common stock as of that date and the number of shares of common stock outstanding as of that date was 1,293,132. On the Record Date, there were 45,454 shares of Series A Preferred Stock outstanding and 71,428 shares of Series B Preferred Stock, all held by one record holder. Shares of the Company's common stock, Series A Preferred Stock and Series B Preferred Stock have one vote per share on all matters. Under both Maine law and the Company's bylaws, the presence, in person or by proxy, of at least one-half of the outstanding shares of the Company's voting stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.


      With respect to the election of directors, both the bylaws of the Company and Maine law provide that those candidates receiving the greatest number of votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be deemed elected. The Company's Articles of Incorporation now provide that the directors shall be divided into three classes as nearly equal in number as possible with each director to be elected for a three-year term of office to expire at the third succeeding annual meeting of shareholders after their election, except for directors elected by the Board to fill a vacancy thereon, including a vacancy created by an increase in the number of directors, who serve until the next Annual Meeting of Shareholders. At the Annual Meeting, Shareholders will be asked to approve an amendment to the Company's Articles of Incorporation to delete the requirement that the directors be divided into three classes to serve a three-year term of office each. As a consequence of these provisions and the prior action of the Board of Directors in decreasing the number of directors from 15 to 12, those three nominees for director receiving the greatest number of votes shall be deemed elected, regardless of whether they receive a majority of the votes cast. Abstentions and broker non-votes will be treated as not voting for the election of directors and will have no effect in determining the nominees receiving the most affirmative votes. In the event that the proposed amendment to the Articles of Incorporation to delete the requirement that the directors be divided into three classes is adopted by shareholders, then the three nominees listed below will be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. In the event that the proposed amendment to the Articles of Incorporation to delete the requirement that the directors be divided into three classes is not adopted by shareholders, then the proxy holders intend to vote the shares for which they are holding proxies to elect the same nominees as directors to serve until the 2000 Annual Meeting of Shareholders.

      With respect to an amendment to the Articles of Incorporation of a Maine corporation, Maine law provides that a proposed amendment shall be adopted upon receiving the affirmative vote of the holders of at least a majority of all outstanding shares entitled to vote thereon. Holders of the Company's Series A Preferred Stock and Series B Preferred Stock are not entitled to vote on the proposed amendment to the Company's Articles as a class. The Company's Articles of Incorporation provide that the affirmative vote of the holders of at least two-thirds (2/3) of all of the shares entitled to vote for the election of Directors shall be required to amend the Articles, notwithstanding the fact that a lesser percentage may be specified by law. Therefore, the proposed amendment will be approved upon receiving the affirmative vote of two-thirds (2/3) of the outstanding shares of the Company's common stock, Series A Preferred Stock and Series B Preferred Stock voting together as one class. Abstentions and broker non-votes will be treated as not voting for the amendment to the Company's Articles and will have the same effect as a vote against the proposed amendment.

      As to matters other than the election of directors and amendment to the Company's Articles of Incorporation that may be brought before the Annual Meeting, Maine law provides that any corporate action be taken at a shareholders' meeting at which a quorum is present shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the subject matter, except to the extent that a greater vote is required by law or by the Company's articles or bylaws. The bylaws of the Company provide that the holders of a majority in interest of the shares having voting rights represented at a meeting of shareholders shall decide any question brought before such meeting, provided a quorum is present. As to any matter other than the election of directors or amendment to the Company's Articles of Incorporation, abstentions and broker non-votes will be treated as not voting for such matter and will have the same effect as a vote against the matter brought before the shareholders at the Annual Meeting.

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      As of October 1, 1997, the following persons owned of record, or were known to own beneficially, more than five percent (5%) of any class of the outstanding shares of the Company:

                                               Shares of the Company
                                                 Owned (Percentage
          Name and Address                of Outstanding Voting Stock)(1)
     --------------------------           -------------------------------

     Albert H. Desnoyers                         132,694   (8.4%)
     210 Washington Drive
     Watchung, New Jersey 07060

     Claude E. Savoie                            101,700   (6.4%)
     550 Sheldiac Road
     Moncton, New Brunswick
     Canada E1A 2T1

     Ronald J. Goguen (2)                        360,327  (22.8%)
     111 St. George Street
     Suite 200
     Moncton, New Brunswick
     Canada E1C 1T7

-------------------
<F1>  Shares of the Company's voting stock beneficially owned. A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares the power to vote such security or the power to dispose of such security. Included are shares owned by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed and shares which may be obtained under warrants or upon the exercise of conversion rights. Based on Schedules 13D and/or Forms 4 and 5 filed with the Securities and Exchange Commission.

<F2>  Includes 45,454 shares of Series A Preferred Stock, 71,428 shares of
      Series B Preferred Stock, 133,131 shares of Common Stock, and a warrant to purchase 108,764 shares of common stock at a price of $7.00 per share, owned by Square Lake Holding Corporation ("Square Lake"), a Maine corporation which is owned by a Canadian corporation of which Ronald Goguen is a 95% shareholder and director and 1,550 shares of Common Stock held in an individual retirement savings plan. Shares of the Series A Preferred Stock and Series B Preferred Stock are convertible into shares of common stock without further consideration at a ratio of two for one.

                             ELECTION OF DIRECTORS

General

      The Board of Directors of the Company presently consists of 12 persons. The current Directors were elected for staggered terms of three years and until their successors are elected and qualified. The directors are currently divided into three classes of 3, 4 and 5 directors each. The term of office of only one class of directors expires at the Annual Meeting.

      As noted above, at the Annual Meeting, shareholders will be asked to approve an amendment to the Company's Articles of Incorporation to delete the requirement that the directors be divided into three classes to serve a three-year term of office each and to insert in its place a requirement that directors be elected to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. In the event that the proposed amendment to the Articles of Incorporation is adopted by shareholders, then the three nominees listed below will be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. In the event that the proposed amendment to the Articles of Incorporation to delete the requirement that directors be divided into three classes is not adopted by shareholders, then the proxy holders intend to vote the shares for which they are holding proxies to elect the same nominees as directors to serve until the 2000 Annual Meeting of Shareholders. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, proxies will be voted by the proxy holders in their discretion for another person designated by the Board of Directors. There are no arrangements or understandings between the Company and any person pursuant to which any person has been elected as a director, except that John Rosmarin has been nominated pursuant to the Agreement and Plan of Merger dated as of May 9, 1997 by and among the Company, Northeast Bank, FSB and Cushnoc Bank and Trust Company ("Cushnoc"), pursuant to which Cushnoc will be merged with and into Northeast Bank, FSB. Mr. Rosmarin is a director of Cushnoc. In the Agreement and Plan of Merger, the Company agreed to take all action necessary to appoint or elect, effective with the completion of the merger, a member of Cushnoc's Board of Directors to the Company's Board and to nominate such person for election as a director at the next Annual Meeting of Shareholders.

      Edmond J. Vachon, who has been a director of the Company since its formation in 1987, and whose term of office is scheduled to expire at the Annual Meeting, has resigned effective at the Annual Meeting and has not been nominated for election as a director at the Annual Meeting.

      The following table sets forth certain information, some of which has been obtained from the Company's records and some of which has been supplied by the nominees and continuing directors, regarding the nominees for election to the Board of Directors and the directors who will continue in office for the remainder of their terms.

                                                                                       Shares of the
                                                                                          Company
                                                                                    Beneficially Owned
                                                                                      (Percentage of
                                                                                    Outstanding Voting
                                   Positions With the Company                             Stock
                                     and Present Principal            Director     in Parentheses Where
      Name and Age                  Occupation or Employment           Since       Greater Than 1%) (1)
-------------------------     -----------------------------------     --------     --------------------

Nominees

Ronald J. Goguen              President, Major Drilling                 1990        360,327 (22.8%)(2)
  Age 52                      Group International.


John W. Trinward, D.M.D.      Chairman of the Board; Retired            1987          9,634 (3)
  Age 72                      Dentist.

John Rosmarin                 President and Chief Executive              --             417 (4)
  Age 49                      Officer of Saunders Manufacturing
                              & Marketing, an office products
                              manufacturer.

Directors whose terms expire in 1999

James D. Delamater            President and Chief Executive             1987         40,970 (2.6%)
  Age 46                      Officer of the Company.

Philip C. Jackson             Senior Vice President--Trust              1987         33,650 (2.1%)(5)
  Age 53                      Operations of Northeast Bank.

Ronald C. Kendall             President, Kendall Insurance, Inc.        1987         22,680 (1.4%)(6)
  Age 65                      Vice President of Northeast
                              Financial Services Corporation, an
                              affiliate of the Company.

Normand R. Houde              President, Servants of the Cross,         1996               None
  Age 62                      an ecumenical Christian community
                              and Director of the Alliance of
                              Love, a religious mission.

Directors whose terms expire in 1998

John B. Bouchard              Owner, John B. Bouchard Builder.          1996          4,400
  Age 61

Judith W. Hayes               President, Consumers Maine                1994          1,000
  Age 41                      Water Company, a water utility
                              serving various communities in
                              Maine.

Stephen W. Wight              Member, Sunday River Inn, LLC,            1987         11,500 (7)
  Age 53                      operator of a resort hotel; Member,
                              Wight Enterprises, LLC, a property
                              management company.

Dennis A. Wilson              Owner, D. A. Wilson & Co., a              1989         28,200 (1.8%)
  Age 62                      trucking company.

A. William Cannan             Executive Vice President and Chief        1996         21,241 (1.3%)
  Age 55                      Operating Officer of the Company
                              since 1993. President of Casco
                              Northern Bank, NA in Portland,
                              Maine from 1991 to 1993.

All directors and executive               --                             --         556,478  (34.9%)(8)
officers as a group (16 persons)

-------------------
<F1>  Shares of the Company's voting stock beneficially owned. A beneficial owner of a security includes any person who, directly or indirectly,


      through any contract, arrangement, understanding, relationship, or otherwise has or shares the power to vote such security or the power to dispose of such security. Included are shares owned by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed, shares which may be obtained under the Company's Stock Option Plans and shares which may be obtained under warrants or upon the exercise of conversion rights. The foregoing table includes 65,500 shares of the Company's Common Stock subject to stock options, 116,882 preferred shares convertible into 233,764 common shares and 108,764 shares of the Company's Common Stock subject to a warrant. Of such shares, Mr. Delamater has the right to acquire 20,000 shares subject to options, Mr. Cannan has the right to acquire 21,000 shares subject to options, Mr. Jackson has the right to acquire 5,000 shares subject to options, and Square Lake Holding Corporation, of which Mr. Goguen is the beneficial owner, has the right to acquire 108,764 common shares pursuant to a warrant and 233,764 common shares pursuant to conversion rights applicable to the Company's preferred shares. See "Common Stock Ownership of Certain Beneficial Owners," above.

<F2>  Includes 45,454 shares of Series A Preferred Stock, 71,428 shares of
      Series B Preferred Stock, 133,131 shares of Common Stock, a warrant for 108,764 shares of common stock with an exercise price of $7.00 per share owned by Square Lake and 1,550 shares of Common Stock held in an individual retirement savings plan. See "Common Stock Ownership of Certain Beneficial Owners," above.

<F3>  Includes 534 shares owned by spouse, as to which beneficial ownership is disclaimed by Mr. Trinward.

<F4>  Consists of shares Mr. Rosmarin is entitled to receive pursuant to the
      Agreement and Plan of Merger dated as of May 9, 1997 among the Company, Northeast Bank, FSB and Cushnoc Bank and Trust Company (the "Merger Agreement"). Mr. Rosmarin has been nominated pursuant to the terms of the Merger Agreement. See "ELECTION OF DIRECTORS--General" above.

<F5>  Includes 3,900 shares owned by spouse and 900 shares owned by children, as to which beneficial ownership is disclaimed by Mr. Jackson.

<F6>  Includes 1,850 shares owned by spouse, as to which beneficial ownership is disclaimed by Mr. Kendall, and 17,800 shares held in trusts of which Mr. Kendall is a trustee or beneficiary, as to which beneficial ownership of 9,200 shares is disclaimed by Mr. Kendall.

<F7>  Includes 4,900 shares owned by spouse and 1,500 shares owned by children, as to which beneficial ownership disclaimed by Mr. Wight.

<F8>  Includes 22,784 shares owned by spouses and members of immediate families, as to which beneficial ownership has been disclaimed.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED HEREIN.

      Listed below is information concerning the executive officers of the Company or of its banking subsidiary, Northeast Bank F.S.B. ("Northeast Bank"), other than Messrs. Delamater, Cannan and Jackson.

    Name and Age                Positions with the Company           Term of Office    Officer Since
---------------------     --------------------------------------     --------------    -------------

Richard E. Wyman, Jr.     Chief Financial Officer of the Company        one year           1992
Age 41

Henry Korsiak             Senior Vice President--Operations of          one year           1993
Age 54                    Northeast Bank

Marilyn Wyman             Senior Vice President--Human Resources        one year           1987
Age 46                    of Northeast Bank

Sterling Williams         Senior Vice President--Commercial             one year           1994
Age 46                    Lending of Northeast Bank

      Messrs. Delamater, Cannan and Jackson have served as officers of the Company since 1987, 1993 and 1987, respectively. All officers are elected for a term of one year.

      Mr. Korsiak joined ASI Data Services, Inc., a data processing subsidiary of the Company, in December of 1993. Prior to joining ASI, Mr. Korsiak had been a Manager of Systems Analysis for Fleet Services Corp. in New York and Rhode Island since 1978. Prior to joining the Company in 1994, Mr. Williams had served as a Vice President of Fleet Bank of Maine since 1984, where he was a Commercial Loan Officer and Workout Officer in that Bank's Managed Asset Division.

      The Board of Directors of the Company held 11 meetings during the year ended June 30, 1997. The Audit Committee of the Company consists of the entire Board of Directors and held one meeting in fiscal 1997. The Company has no other standing committees, other than the Personnel and Compensation Committee. The Personnel and Compensation Committee, which advises the Board on issues of compensation for directors and officers and administers certain stock plans of the Company, currently consists of Directors Bouchard, Goguen and Wight and held six meetings in fiscal 1997. In fiscal 1997, each director attended at least 75% of all meetings of the Board of the Company and meetings of any Committee of which he or she was a member.

Executive Compensation and Other Information

      Summary Compensation Table. The following table sets forth cash compensation for the Company's chief executive officer and each other executive officer of the Company who received total annual compensation exceeding $100,000 for services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years.

                                                                                          Long-Term
                                                                                         Compensation
                                                     Annual Compensation                    Awards
                                         -------------------------------------------    ---------------
                                                                                          Securities
                               Fiscal                                Other Annual         Underlying          All Other

Name and Principal Position     Year     Salary($)    Bonus($)    Compensation($)(1)    Options/SARs(2)    Compensation($)
---------------------------    ------    ---------    --------    ------------------    ---------------    ---------------

James D. Delamater              1997      136,000           0           8,279                1,000            10,855(3)
 Director, President and        1996      126,000       2,000           3,133                    0            10,013(4)
 Chief Executive Officer        1995      110,000      15,000           9,712                4,000            10,228(5)
 of the Company

A. William Cannan               1997      125,000           0           8,400                1,000            10,402(6)
 Director, Executive Vice       1996      115,000       9,000           6,434                    0             9,640(7)
 President and Chief            1995      106,000      13,102           4,237               20,000             9,629(8)
 Operating Officer

-------------------
<F1>  The values listed in this column include amounts for memberships in civic, social and professional associations, use of automobiles furnished by the Company, and director's fees.

<F2>  Amounts listed in this column reflect the application of anti-dilution provisions of options granted prior to the Company's December, 1995 100% stock dividend.

<F3>  Includes $685 in term life insurance premiums paid on behalf of Mr.
      Delamater, $8,800 in direct contributions and a $1,370 matching contribution under the Company's 401(k) Savings and Retirement Plan.

<F4>  Includes $528 in term life insurance premiums paid on behalf of Mr.
      Delamater, $7,569 in direct contributions and a $1,916 matching contribution under the Company's 401(k) Savings and Retirement Plan.

<F5>  Includes $537 in term life insurance premiums paid on behalf of Mr.
      Delamater, $8,038 in direct contributions and a $1,653 matching contribution under the Company's 401(k) Savings and Retirement Plan.

<F6>  Includes $630 in term life insurance premiums paid on behalf of Mr.
      Cannan, $7,900 in direct contributions and a $1,872 matching contribution under the Company's 401(k) Savings and Retirement Plan.

<F7>  Includes $497 in term life insurance premiums paid on behalf of Mr.
      Cannan, $7,285 in direct contributions and a $1,858 matching contribution under the Company's 401(k) Savings and Retirement Plan.

<F8>  Includes $492 in term life insurance premiums paid on behalf of Mr.
      Cannan, $7,569 in direct contributions and a $1,568 matching contribution under the Company's 401(k) Savings and Retirement Plan.

      Director Compensation. All directors of the Company also serve as directors of Northeast Bank, F.S.B., the Company's banking subsidiary ("Northeast Bank"). Each director receives a combined annual retainer from the Company and Northeast Bank of $1,000. In addition, each director receives $500 per Board meeting attended and $200 for each Board committee meeting attended which is not held on the same day as a Board meeting. Directors receive only one meeting fee when meetings of the Board of the Company and the Board of

Northeast Bank are held on the same day. The Chairman of the Board receives an additional annual retainer of $1,000 for serving as such.

      During the last fiscal year, the Board voted to make certain payments to former Directors Brown, Aldred and Morrell in the amounts of $5,000, $5,000 and $13,200, respectively. Each of Messrs. Aldred and Morrell have resigned from the Board, while Mr. Brown died while in office. The payment awarded to Mr. Brown has been paid to his widow. The Board also has agreed to pay Mr. Vachon $6,500. Mr. Vachon, whose term of office expires at the Annual Meeting, has resigned effective at the Annual Meeting.

      Stock Option Plans. 1987 Stock Option Plan. On March 20, 1987, the Board of Directors of the Company adopted the Bethel Bancorp 1987 Stock Option Plan (the "1987 Option Plan") as a performance incentive for directors, officers and other employees of the Company and its subsidiaries. The 1987 Option Plan became effective upon consummation of the conversion of the Company from mutual to stock form, subject to the approval of the stockholders of the Company. The Company's shareholders ratified the Option Plan at the 1988 Annual Meeting.

      The 1987 Option Plan is administered by the Personnel and Compensation Committee which recommends to the Board of Directors the persons to whom options will be granted, the number of shares, the types of options and other terms and conditions of the options.

      Both "incentive stock options" and "nonqualified stock options" may be granted pursuant to the 1987 Option Plan. The Company intends that the "incentive stock options" granted under the 1987 Option Plan will qualify under
Section 422A of the Internal Revenue Code. Incentive stock options may only be granted to employees of the Company and its subsidiaries. The market value of shares covered by incentive stock options (determined as of the date of grant) first exercisable under incentive stock options is limited to $100,000 per calendar year. An optionee will not be deemed to receive taxable income upon grant or exercise of an incentive stock option. Any gain realized at the time of sale of shares acquired upon exercise of an incentive stock option will constitute long-term capital gain to the optionee if the optionee holds the stock for the longer of two years from the date the option was granted or one year after the option was exercised. If the optionee holds the stock for a shorter time, all gain upon disposition of the stock is ordinary income. No gain or loss will be recognized by the Company as a result of the grant or exercise of incentive stock options. In the case of nonqualified stock options, which may be granted to employees and non-employee directors, an optionee will be deemed to receive taxable income at ordinary income rates upon exercise of a nonqualified stock option in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The amount of such taxable income will be a tax deductible expense to the Company.

      All options granted under the 1987 Option Plan will be required to have an exercise price per share equal to at least the fair market value of a share of common stock on the date the option is granted. No option granted will be exercisable (i) more than three months after the date on which the optionee ceases to perform services for the Company (except that in the event of disability, options may be exercisable for up to one year thereafter), or (ii) 10 years after the option is granted in the case of incentive stock options. Payment for shares purchased pursuant to an option may be made in cash or check or, if the option agreement permits, by delivery and assignment to the Company of shares of common stock of the Company, including shares which may be obtained upon exercise of the option, having a fair market value equal to the aggregate exercise price, or by any combination of the foregoing.

      1989 Stock Option Plan. On June 28, 1989, the Board of Directors of the Company adopted the Bethel Bancorp 1989 Stock Option Plan (the "1989 Option Plan") as a performance incentive for the directors, officers and other employees of the Company and its subsidiaries. The 1989 Option Plan became effective upon ratification by the Company's shareholders at the 1989 Annual Meeting. The 1989 Option Plan is essentially identical to the 1987 Option Plan and is administered by the Personnel and Compensation Committee of the Board of Directors of the Company.

      1992 Stock Option Plan. On September 2, 1992, the Board of Directors of the Company adopted the Bethel Bancorp 1992 Stock Option Plan (the "1992 Option Plan") as a performance incentive for the directors, officers and other employees of the Company and its subsidiaries. The 1992 Option Plan became effective upon ratification by the Company's shareholders at the 1992 Annual Meeting. The 1992 Option Plan is essentially identical to the 1989 Stock Option Plan and is administered by the Personnel and Compensation Committee of the Board of Directors of the Company.

      The following table sets forth certain information with respect to stock options granted during fiscal 1997 to Messrs. Delamater and Cannan. The Company has not granted stock appreciation rights ("SARs") to any executive officer.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               Individual Grants

                                                        % of Total
                              Number of                Options/SARs        Exercise or
                        Securities Underlying      Granted to Employees    Base Price
       Name            Options/SARs Granted (#)       in Fiscal Year         ($/sh)       Expiration Date
------------------     ------------------------    --------------------    -----------    ---------------

James D. Delamater              1,000                     6.67%               12.50          7/1/2006

A. William Cannan               1,000                     6.67%               12.50          7/1/2006

         The following table sets forth certain information with respect to outstanding stock options held by Messrs. Delamater and Cannan.

                                         FY-End Option/SAR Values

                                                           Number of
                                                     Securities Underlying        Value of Unexercised
                                                    Unexercised Options/SARs    in-the-money Options/SARs
                        Shares                       at Fiscal Year-End (#)       at Fiscal Year-End($)
                      Acquired on       Value            Exercisable/                 Exercisable/
       Name           Exercise(#)    Realized($)         Unexercisable                Unexercisable
------------------    -----------    -----------    ------------------------    -------------------------


James D. Delamater       5,000         40,300               20,000/0                    150,250/0

A. William Cannan            0              0               21,000/0                     67,000/0

      1994 Employee Stock Purchase Plan. On August 31, 1994, the Board of Directors of the Company adopted the Bethel Bancorp 1994 Employee Stock Purchase Plan (the "1994 Stock Purchase Plan"), which was approved by the shareholders of the Company at the 1994 Annual Meeting.

      The 1994 Stock Purchase Plan is administered by the Board's Personnel and Compensation Committee and provides for twenty quarterly offerings of common stock to employees. Participating employees will purchase shares with accumulated payroll deductions. Each employee of the Company or its subsidiaries who is age 21 and who has completed one year of service, with 1,000 hours of service, is eligible to participate in the 1994 Stock Purchase Plan, except for certain employees with substantial stock interests in the Company, taking into account rights to purchase stock accruing under the 1994 Stock Purchase Plan. The purchase price of a share of common stock sold pursuant to each quarterly offering will be not less than the fair market value per share on the date of exercise. The Board of Directors of the Company may change the purchase price for any offering to a percentage of fair market value not more than 100% and not less than 85%.

      The 1994 Stock Purchase Plan terminates five years from the commencement of the plan, unless sooner discontinued or terminated.

      401(k) Employee Savings Plan. The Company maintains a 401(k) profit-sharing plan. The 401(k) Employee Savings Plan, as amended, provides that the Company shall make a contribution in each plan year in an amount to be determined by the Company, not in excess of the Company's net profits for that year. The Company's contribution is allocated among eligible employees in proportion to each eligible employee's salary for such plan year. Any employee who has completed one year of service and has attained the age of 21 is considered an eligible employee under the plan. Under the plan, the Company also makes matching contributions on behalf of employees who elect to participate in the plan by contributing a portion of their compensation to the plan. For the year ended June 30, 1997, the Company's profit sharing plan expense was $120,390.

Transactions with Management

      Certain of the directors and executive officers of the Company are at present, as in the past, customers of Northeast Bank, F.S.B. ("Northeast") and have transactions with Northeast in the ordinary course of business. In addition, certain of such persons are at present also owners or officers of corporations and business trusts, or are members of partnerships, which are customers of Northeast and which have transactions, including loans, with Northeast in the ordinary course of business. Such loans are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of such loans was $1,172,392 at June 30, 1997. Northeast expects, in the future, to have banking transactions in the ordinary course of business with the Company's executive officers and directors, and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with unaffiliated persons.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

      Based solely on a review of the copies of such forms filed with the Commission since June 30, 1996 and furnished to the Company and written representations that no additional forms were required, the Company believes that all of its officers and directors complied with all Section 16(a) filing requirements applicable to them, except that each of Mr. Delamater and Ms. M. Wyman filed late one Form 4 with respect to an exercise of options.

                             AMENDMENT TO ARTICLES

      At the Annual Meeting, the Company's shareholders will be requested to approve an amendment to the Articles of Incorporation, as amended, of the Company to delete the requirement that directors be divided into three classes to serve a three-year term of office each. The resolution that will be offered at the meeting to effect this amendment has been approved by the Board of Directors of the Company and is set forth in Appendix A to this Proxy Statement.

      When originally adopted in 1987, the Articles of Incorporation of the Company provided that at the 1988 Annual Meeting of Shareholders, the directors would be divided into three classes as nearly equal in number as possible with the term of office of the first class to expire at the 1989 Annual Meeting of Shareholders, the term of office of the second class to expire at the 1990 Annual Meeting of Shareholders and the term of office of the third class to expire at the 1991 Annual Meeting of Shareholders. The original Articles of Incorporation of the Company provided further that at each Annual Meeting of Shareholders following such initial classification of election, directors would be elected to succeed those directors whose terms expired would be elected for a three-year term of office to expire at the third succeeding Annual Meeting of Shareholders after their election. At each of the Company's Annual Meetings since 1991, directors have been elected for three-year terms to fill the vacancies created by the expiration at the Annual Meeting of the term of the preceding class of directors.

      At the 1996 Annual Meeting of Shareholders, five directors were elected for a term to expire in 1999. An additional nominee was elected to serve until the 1997 Annual Meeting, and another nominee was elected to serve until the 1998 Annual Meeting. The election of the additional nominees to the classes of directors whose terms expired at the 1997 and 1998 Annual Meetings was necessary as a result of action of the Board of Directors increasing the number of directors from 12 to 15 prior to the 1997 Meeting. As a result of the death of Norris T. Brown, the resignations from the Board of Edmond J. Vachon, Robert Morrell and Joseph A. Aldred, Jr. and the agreement with Cushnoc Bank and Trust Company ("Cushnoc") that following the acquisition of Cushnoc a member of the Board of Directors of Cushnoc be nominated as a director of the Company, the Board of Directors has established the number of directors to be 12 following the Annual Meeting of Shareholders. As a result, three directors have been nominated for election at the Annual Meeting of Shareholders.

      The Board has recommended that Shareholders adopt the amendment to the Articles of Incorporation to give Shareholders the opportunity to evaluate and elect all of the Directors on an annual basis and to encourage the Board to engage in an internal analysis and self-evaluation on a regular basis. In the event that the proposed amendment to the Articles of Incorporation to delete the requirement that directors be divided into three classes to serve a three-year term of office is adopted by Shareholders, then the three nominees listed above will be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

      In the event that the proposed amendment to the Articles of Incorporation is not approved by the requisite number of shareholders, as described above under the caption "REQUIRED VOTE FOR MATTERS TO BE ACTED UPON AT ANNUAL MEETING," then the proxy holders intend to vote the shares for which they are holding proxies to elect the same nominees as directors to serve a three-year term until the 2000 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected Baker Newman & Noyes, Limited Liability Company ("Baker Newman & Noyes"), independent certified public accountants, as the auditors for the Company for the current fiscal year ending June 30, 1998. Baker Newman & Noyes has acted as the Company's principal accountants since February 6, 1995. At the meeting, shareholders will vote upon a proposal to ratify the selection of Baker Newman & Noyes as auditors. In the event shareholders holding a majority of the shares entitled to vote represented at the meeting fail to ratify the selection of Baker Newman & Noyes as auditors, the Board of Directors will reevaluate its selection and may choose another firm to serve as auditors for fiscal year 1998.

      It is expected that a representative of Baker Newman & Noyes will be present at the meeting to respond to appropriate questions relating to the audit for the fiscal year ended June 30, 1997 or to the Company's financial statements. The firm's representative will have the opportunity to make a statement if he or she desires to do so.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF BAKER NEWMAN & NOYES AS AUDITORS.

                             SHAREHOLDER PROPOSALS

      To be included in the Proxy Statement for the next annual meeting, shareholder proposals must be received by June 11, 1998.

      The Company's Articles of Incorporation require shareholders to comply with certain provisions in nominating persons for election to the Board of Directors. In general, advance notice of a proposed nomination is required to be received by the Secretary of the Company not less than 30 days nor more than 60 days prior to any meeting of the shareholders. The Articles contain certain other procedures which must be followed in making such nominations.

                                 OTHER MATTERS

      Management knows of no other matters to be brought before the meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy intend to vote the proxy in accordance with their best judgment, discretionary authority to do so being included in the proxy.


                               By Order of the Board of Directors and President

                               Ariel Rose Gill
                               Clerk

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO ARIEL ROSE GILL, SECRETARY, NORTHEAST BANCORP, 232 CENTER STREET, AUBURN, MAINE 04210. COPIES OF THE EXHIBITS TO THE REPORT, WHICH ARE VOLUMINOUS, WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE FEE TO OFFSET THE COST OF REPRODUCTION AND MAILING.



                                   APPENDIX A

                      RESOLUTION FOR SHAREHOLDERS' MEETING


VOTED:    That the Articles of Incorporation of Northeast Bancorp, a
          Maine corporation, as heretofore amended, shall be further amended by striking the following language as it appears in Article EIGHTH, Part II, Section 1(a):

               At the 1988 annual meeting of Shareholders, the Directors shall be divided into three classes as nearly equal in number as possible with the term of office of the first class to expire at the 1989 annual meeting of Shareholders, the term of office of the second class to expire at the 1990 annual meeting of Shareholders and the term of office of the third class to expire at the 1991 annual meeting of Shareholders. At each annual meeting of Shareholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a three-year term of office to expire at the third succeeding annual meeting of Shareholders after their election.

          and by inserting in its place the following:

               Each Director elected to succeed those directors whose terms expire at or after the 1997 annual meeting of Shareholders shall be elected to serve until the next annual meeting of Shareholders and until his or her successor is elected and qualified.


                                 [PROXY CARD]

PROXY          This proxy is solicited by the Board of Directors          PROXY
                                       of
                               NORTHEAST BANCORP
          Proxy for Annual Meeting of Shareholders--November 12, 1997

      The undersigned hereby appoints Ariel Rose Gill and Sterling G. Williams, and each of them severally, proxies of undersigned, with full power of substitution, to vote all the shares of voting capital stock of Northeast Bancorp (the "Company") that the undersigned is entitled to vote, at the Annual Meeting of shareholders of the Company to be held on November 12, 1997, and at any adjournments thereof.

      The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

      1. Proposal to amend the Company's Articles of Incorporation to delete the requirement that directors be divided into three classes to serve a three-year term of office each.

                  [ ]  FOR          [ ]  AGAINST        [ ]  ABSTAIN

      2.    Election of Directors.

            The nominees of the Board of Directors are as follows: Ronald J. Goguen, John W. Trinward, John Rosmarin

            [ ]  FOR all the nominees listed above
            [ ]  AGAINST all the nominees listed above
            [ ] FOR election of Directors, except vote withheld from the following nominees: ___________________________

      3. Proposal to ratify the appointment of Baker Newman & Noyes, Limited Liability Company as auditors for fiscal year 1998.
                  [ ]  FOR          [ ]  AGAINST        [ ]  ABSTAIN

This Proxy will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 2 AND FOR PROPOSALS 1 and 3. Discretionary authority is hereby conferred upon the proxies with respect to such other matters as may legally come before the meeting. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting or any adjournment thereof.

                            Please check if you plan to attend the meeting [ ].

                            Dated: ______________________________________, 1997

                            ___________________________________________________

                            ___________________________________________________
                                               Signature(s)

                            Please sign here personally. If the stock is registered in more than one name, each joint owner or fiduciary should sign personally. Only authorized officers should sign for a corporation.